                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-21475






PROSPECTUS SUPPLEMENT
(to Prospectus dated June 4, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                                MEDPARTNERS, INC.

                        5,994,594 SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

         The Prospectus, dated June 4, 1997 (the "Prospectus"), relating to the offering for resale of up to 5,994,594 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.


1. The information for the entry of Mirza S. Baig in the table of Selling Stockholders on page 11 of the Prospectus is hereby deleted in its entirety and the following information inserted in lieu thereof:


                                Number of           Number of          Number of
                                  Shares             Shares              Shares
                               Beneficially         Covered by         to be Held
     Selling Stockholders         Owned          this Prospectus     After Offering
     --------------------         -----          ---------------     --------------

Mirza S. Baig                     31,750              31,750                 0

Benevolence International
Foundation                         8,000               8,000                 0


         The date of this Prospectus Supplement is December 3, 1998.






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